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Exhibit 99.1



                                  Dominix, Inc
                               40 Marquette Drive
                            Smithtown, New York 11787



CERTICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Dominix, Inc. (the "Company") on Form10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on May 15, 2003 (the "Report"), I, Andrew J. Schenker, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Andrew J. Schenker
------------------------
Andrew J. Schenker
President and Chief Financial Officer
May 15, 2003






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